EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statements of Stanley Furniture Company, Inc. on Form S-8 (Nos. 33-58396, 33-67218, 33-58797 and 33-56721) of our report dated January 24, 2000 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

                                                      PricewaterhouseCoopers LLP

Richmond, Virginia
February 3, 2000